UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 12, 2009

Sino Shipping Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-9064	84-0789885

(State or Other Juris-	(Commission File No.)	(IRS Employer
diction of Incorporation)		Identification No.)

No. 950 Dalian Road
Hi-Shanghai 8th Building, 4th floor
Shanghai, China 200092

(Address of principal executive offices)

86-21-5595-5927

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)          Ms. Lifang Huang resigned from her position as our Chief Financial Officer effective November 12, 2009. Ms. Huang’s resignation was not the result of a disagreement with the registrant on any matter relating to our operations, policies or practices.

(c)          On November 12, 2009, we hired Mr. Haiying Qin as our Chief Financial Officer, Mr. James Ji Tong Sze as our Senior Vice President and Chief Operational Officer, and Mr. Shaobin Ji as our Vice President, each pursuant to two-year employment agreements.

Mr. Haiying Qin, 38, was the Vice President of Jessie International, an investment advisory firm, from November 2008 to November 2009. From September 2008 to November 2008, Mr. Qin served as Senior Associate of Lehman Brown International Accountants, an accounting firm. Mr. Qin was Senior Accountant for Episcopal Community Services, a charity providing services to the homeless, from March 2008 to June 2008. Mr. Qin was an accountant with Wilson Sonsini Goodrich & Rosati, a law firm, from January 2008 to March 2008, and with Hines China, a real estate investment company, from June 2004 to May 2006. Mr. Qin earned a Bachelor’s degree in accounting from Renmin University of China in 1995, a masters degree in accounting from the Capital University of Economics and Business in 2003, and a master of business administration from the University of Illinois at Chicago in 2007.

Mr. James Ji Tong Sze, 39, was the General Manager of Commerce at Petrocom Energy Limited, a coal supplier, from April 2006 to August 2009. Mr. Sze served as Sales Manager of TNT Marketing Service (Shanghai) Company Ltd., a marketing firm, from December 2005 to April 2006. From March 2003 to June 2005, Mr. Sze served as Deputy General Manager and Product General Manager of Enterprise Server Solutions for Ingrammicro (China) Ltd, a technology distributor. Mr. Sze earned a Bachelor of Science in Mathematics and Science from the University of Massachusetts in 1996.

Mr. Shaobin Ji, 46, has been the Assistant to the President of Yongzheng International Marine Holdings Co. Ltd., our parent company, since April, 2009. From 2001 to 2009, Mr. Ji served as an economic analyst at the Economic Analyst Survey and Design Institute of Harbour Channel in Anhui Province. Mr. Ji earned a degree in Chinese from Anhui University in 1986.

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2009	Sino Shipping Holdings Inc.

	By:	/s/ Xinyu Zhang

Xinyu Zhang, CEO